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                                                            EXHIBIT 10.13



  King Pharmaceuticals, Inc.                               800-336-7783
       501 Fifth Street     [KING PHARMACEUTICALS LOGO]   (423) 989-8002
   Bristol, Tennessee 37620                             Fax: (423) 989-8006



                                                         John M. Gregory
                                                      Chairman of the Board
                                                            and C.E.O.


                                July 30, 1997

                            VIA OVERNIGHT DELIVERY




Mr. Ernest C. Bourne
Bourne & Co.
Interstate Tower
121 West Trade Street, Suite 2750
Charlotte, North Carolina  28202

Dear Mr. Bourne:

        The purpose of this letter agreement is to set forth the terms and conditions of the engagement of Bourne & Co. by King Pharmaceuticals, Inc. (hereafter "King") as investment bankers to consult with King on a potential underwriting of its common stock in an initial public offering.

        A. King agrees to pay Bourne & Co. a fee equal to one percent (1%) of the net proceeds resulting to King from a consummated initial public offering of the common stock of King Pharmaceuticals, Inc. which shall include, but shall not be limited to: (a) an effective registration statement, (b) a complete settlement with an underwriter, (c) the issuance of the common stock in the offering,
            (d) the collection of all proceeds form the initial public offering, and (c) the signature of all final documents necessary or proper to effect the initial public offering.

        B. Such one percent (1%) fee shall be due and payable, in immediately available funds, if and only if all the conditions set forth in paragraph A have been concluded prior to the termination of this agreement and to King's reasonable satisfaction.

        C. Such one percent (1%) fee shall be offset by all monthly retainer fees previously paid to Bourne & Co. and by any such monthly retainer fees then due and payable to Bourne & Co.






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        D.  This arrangement between Bourne & Co. and King is effective, regardless of the date of execution hereof, from August 1, 1997 and will continue in effect until 11:59 p.m. (E.D.T.) on July 31, 1998. This agreement shall not automatically renew or extend beyond
            11:59 p.m. (E.D.T.) on July 31, 1998.

        E. King agrees to pay Bourne & Co. a monthly retainer fee of Ten Thousand and No/100 Dollars ($10,000.00) per calendar month during the term of this agreement (i.e., August 1, 1997 - July 31,
            1998). Payment for the month of August 1997 will be due and payable upon the execution of this agreement. Thereafter payments shall be due and payable on the first day of each and every subsequent month for a period of twelve calendar months or upon the date when all the conditions set forth in paragraph A have been completely satisfied, whichever first occurs.

        F. During the term of this agreement, King agrees to reimburse Bourne & Co. for any and all reasonable out-of-pocket costs incurred on its behalf and to provide original receipts documenting same to King. Bourne & Co. will obtain King's authorization prior to incurring any and all such expenses.

        G. This agreement supersedes all previous written or oral understandings between Bourne & Co. and King. All other understandings or agreements, whether oral or written, except those pertaining to confidential or proprietary information, shall be considered null and void. This agreement contemplates no other obligation to Bourne & Co. from King other than as set forth herein relating specifically to the consummation of an initial public offering of King's common stock. King has no obligation or responsibility to Bourne & Co. for funds flowing to King from any source other than from a public offering of its stock under the terms and provisions set forth herein. All other obligations, liabilities, and commitments to Bourne & Co. from King or its affiliates have been completely satisfied and paid in full.

        H. Neither party may assign its rights or obligations under this agreement.

        I. This agreement shall be governed by, construed and enforced in accordance with the laws of the State of Tennessee. This agreement or any provision hereof cannot be amended, changed, supplemented or waived except in a writing signed by both of the parties.

        J. This agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors.

        K.  Nothing in this Agreement shall be deemed to create a joint venture, partnership, amalgamation, employer/employee
            relationship or any similar relationship between King and Bourne &
            Co.
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        L.  Neither party shall disclose the existence of this agreement without the written consent of the other. Bourne & Co. shall issue no press releases regarding this transaction or the underlying initial public offering without the written consent of King.

        If this agreement meets with your approval, please execute on the spaces provided below and return a copy to us keeping one for your files.


                                        Very truly yours,

                                        /s/John M. Gregory
                                        ------------------------------
                                        John M. Gregory
                                        Chairman of the Board &
                                        Chief Executive Officer


Agreed to and accepted this 31 day of July, 1997.


BOURNE & CO.

By:  /s/ Ernest C. Bourne
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     Ernest C. Bourne, President